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                                                                  EXHIBIT 99(a)





                CONSENT OF PERSON TO BE ELECTED AS A DIRECTOR



        The undersigned hereby consents to be named in the Registration Statement of The Scotts Company on Form S-4 as a person who will be elected to the Board of Directors of The Scotts Company following the consummation of the Merger Transactions described in such Registration Statement.



                                                       /s/ HORACE HAGEDORN
                                                       ------------------
                                                       Horace Hagedorn



New York, New York
March 10, 1995